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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("Agreement") dated as of this 2nd day of August 2000, by and between booktech.com, inc., a Nevada corporation having an address at 42 Cummings Park, Woburn, Massachusetts 01801 ("Purchaser") and Copytron, Inc., a North Carolina corporation having an address at 100 West Franklin Street, Chapel Hill, North Carolina 27516 ("Seller").


                              W I T N E S S E T H :


         WHEREAS, Seller is engaged in the quick printing business; and

         WHEREAS, Purchaser desires to acquire, and Seller desires to sell, convey, transfer, assign and deliver, its customer lists (the "Copytron Assets"), free and clear of all Encumbrances (as hereinafter defined) and without being subject to any liabilities, all upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       THE TRANSACTION.

         1.1. Assets to be Sold.

                  (a) Subject to the terms and conditions of this Agreement, Purchaser shall purchase from Seller, and Seller shall sell, convey, transfer, assign and deliver to the Purchaser, on the Closing (as hereinafter defined), for the consideration hereinafter provided, the Copytron Assets free and clear of all Encumbrances (other than Encumbrances, if any, in favor of Seller) and without being subject to any liabilities.

         The term "Encumbrances" shall mean any liens, security interests, options, rights of first refusal, easements, mortgages, charges, debentures, indentures, deeds of trust, restrictions, agreements, licenses, leases, permits, security agreements or any other encumbrances or other restrictions or limitations on the use of personal property or irregularities in title to such property.

         1.2. Exclusion of Liabilities and Obligations. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall not assume any liabilities, obligations or commitments of the Seller which arise or exist before or after the Closing, whether absolute, accrued, contingent, known or unknown or otherwise, and whether or not based on or arising out of or in connection with the Seller's ownership, possession, use or operation of the Copytron Assets prior to the Closing.

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         1.3. Purchase Price. Subject to the terms and conditions of this
Agreement and in reliance on the representations and warranties of the Seller contained herein, the Purchaser will purchase the Copytron Assets for the total purchase price ("Purchase Price") of One Million Three Hundred Thousand ($1,300,000.00), subject to adjustment and in accordance with the payment terms described hereunder.

                  (a) Cash Payments. Purchaser will pay $300,000 of the Purchase Price in cash as follows:

                           (i)      $100,000 at the Closing (as defined in
                                    Section 1.5 hereof);

                           (ii)     $50,000 on August 14, 2000;

                           (iii)    $50,000 on September 11, 2000; and

                           (iv)     $100,000 on October 9, 2000.

         All cash payments described herein shall be made and utilized in accordance with the terms and provisions of Section 4.4 below.

                  (b) Initial Payment of Shares. At the Closing, Purchaser shall deliver to Seller such number of shares of common stock of Purchaser (the "Common Stock") as shall have a value of $700,000 (referred to herein as the "Initial Tranche" or the "Original Shares"), subject to Section 4.5 below. The value of the Original Shares shall be based upon the fair market value ("FMV") of the Common Stock on the date of the Closing. As used throughout this Agreement, FMV shall refer to the average per share market value of the Common Stock on the American Stock Exchange at the close of trading on the ten (10) trading days immediately preceding the Closing Date. The parties agreement with respect to FMV shall be evidenced by a certificate stating the FMV, executed by Purchaser and Seller and dated as of the date of the Closing. If at the close of trading on the date that is one (1) year and one (1) day after the Closing (the "First Post-Closing Date"), the Original Shares have a market price less than FMV per share (adjusted for any stock splits), Purchaser shall promptly (but no later than thirty (30) days) pay to Seller (or the former shareholders of Seller if Seller is dissolved) either additional shares of Common Stock or cash, in Purchaser's sole discretion, in an amount that, when combined with the value of the Original Shares on the First Post Closing Date, will have an aggregate value of $700,000. In the event that the Original Shares have a value in excess of FMV per share on the First Post-Closing Date, then no further payment pursuant to this Section 1.3(b) shall be required.

                  (c) Second Tranche.

                           (i) Promptly (but no later than thirty (30) days)
after the first anniversary of the Closing, Purchaser shall issue and deliver to Seller (or the former shareholders of Seller if Seller is dissolved) such number of shares of Common Stock as shall have a value of $150,000 (the "Second Tranche"), subject to Section 1.3(c)(ii) below. The value of the Second Tranche shall be based upon the per share market value of the Common Stock at the close of trading on the first anniversary of the Closing. If on the date that is two
(2) years and one (1) day

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after the Closing (the "Second Post-Closing Date"), the shares included in the
Second Tranche have a market price less than FMV per share (adjusted for any stock splits), Purchaser shall promptly (but no later than thirty (30) days) pay to Seller (or the former shareholders of Seller if Seller is dissolved) either additional shares of Common Stock or cash, in Purchaser's sole discretion, in an amount that, when combined with the value of the shares included in the Second Tranche on the Second Post-Closing Date, will have an aggregate value of $150,000 (or the dollar amount determined after application of Section 1.3(c)(ii)); provided however, that in the event that the Second Tranche has a value in excess of FMV per share on the Second Post-Closing Date, then no further payment pursuant to this Section 1.3(c) shall be required.

                           (ii) The Second Tranche will be subject to adjustment
in accordance with this Section 1.3(c)(ii). The first year revenue goal arising out of or in any way connected to the Copytron Assets or any sales made by Purchaser in Wake County, North Carolina; Orange County, North Carolina; Durham County, North Carolina; and Chatham County, North Carolina (Wake County, Orange County, Durham County and Chatham County are collectively the "North Carolina Territory") is $1,300,000. In the event that actual revenues arising out of the Copytron Assets and sales made by the Purchaser in the North Carolina Territory are greater than $700,000, the Seller shall receive $0.25 of the Purchaser's common stock for each dollar of such actual revenue in excess of $700,000, and the resulting amount will be substituted in the place of the $150,000 value set forth in Section 1.3(c)(i); provided however, that in no event shall the number of shares included in the Second Tranche have a value in excess of $150,000. Seller will not receive any shares under Section 1.3(c) in the event that the actual revenues arising out of or in any way connected to the Copytron Assets or sales made by Purchaser in the North Carolina Territory are less than $700,000.

                  (d) Third Tranche.

                           (i) Promptly (but no later than thirty (30) days)
after the second anniversary of the Closing, Purchaser shall issue and deliver to Seller (or the former shareholders of Seller if Seller is dissolved) such number of shares of Common Stock as shall have a value of $150,000 (the "Third Tranche"), subject to Section 1.3(d)(ii) below. The value of the Third Tranche shall be based upon the per share market value of the Common Stock at the close of trading on the second anniversary of the Closing. If on the date that is three (3) years and one (1) day after the Closing (the "Third Post-Closing Date") the shares included in the Third Tranche have a market price less than FMV per share (adjusted for any stock splits), Purchaser shall promptly (but no later than thirty (30) days) pay to Seller (or the former shareholders of Seller if Seller is dissolved) either additional shares of Common Stock or cash, in Purchaser's sole discretion, in an amount that, when combined with the value of the shares included in the Third Tranche on the Third Post Closing Date, will have an aggregate value $150,000 (or the dollar amount determined after application of Section 1.3(d)(ii)); provided, however, that in the event that the Third Tranche has a value in excess of FMV per share on the Third Post-Closing Date, then no further payment pursuant to this Section 1.3(d) shall be required.

                           (ii) The Third Tranche will be subject to adjustment
in accordance with this Section 1.3(d)(ii). The second year revenue goal arising out of or in any way connected to the Copytron Assets or any sales made by Purchaser in the North Carolina Territory is $1,300,000. In the event that actual revenues arising out of the Copytron Assets and sales made by the Purchaser in the North Carolina Territory are greater than $700,000, the Seller shall receive $0.25 of the Purchaser's common stock for each dollar of such actual revenue in excess of $700,000, and the resulting amount will be substituted in the place of the $150,000 value set forth in
Section 1.3(d)(i); provided however, that in no event shall the number of shares included in the Third Tranche have a value in excess of $150,000. Seller will not receive any shares under Section 1.3(d) in the event that the actual revenues arising out of or in any way connected to the Copytron Assets or sales made by Purchaser in the North Carolina Territory are less than $700,000.

                  (e) Additional Adjustment. Notwithstanding any provision to the contrary contained herein, in the event that any creditors of the Seller make any claims against the Purchaser as a result of its purchase of the Copytron Assets, and Purchaser shall, as a result of a final judicial determination, pay such creditors, then the aggregate value of the shares of Common Stock to be delivered to Seller pursuant to Section 1.3(c) and Section 1.3(d) shall be reduced by the amount paid by Purchaser to any such creditor to the extent that Purchaser is not compensated for making any such payment to Seller's creditors under Section 4.5 hereof and the escrow agreement contemplated thereby.

                  (f) Common Stock Appreciation. If on the date of issuance of the Second or Third Tranche, as the case may be, the per share market value of the shares to be issued in the Second Tranche or Third Tranche exceeds the FMV, the number of shares of Common Stock issued to Seller in the Second Tranche or the Third Tranche, will equal the quotient obtained by dividing (i) $150,000 (or the dollar amounts determined by application of Section 1.3(c)(ii) and 1.3(d)(ii), respectively) by (ii) the FMV.

                  (g) Restricted Securities. All securities delivered by Purchaser to Seller pursuant to this Agreement shall be subject to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"); provided however that Seller may dissolve and liquidate and transfer the securities delivered by Seller to Purchaser to Seller's shareholders in connection with such dissolution and liquidation. The stock certificates representing the securities delivered hereunder shall bear a restrictive legend as follows:

                  The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state, and may not be sold or otherwise transferred unless and until registered in compliance with the Act and any applicable state securities laws, or unless in the opinion of counsel satisfactory to booktech.com, inc., such sale or transfer is exempt from registration or is otherwise in compliance with the Act.

                  (h) Secured Promissory Note and Security Agreement. The cash payments described in Section 1.3(a)(ii), (iii) and (iv) above shall be evidenced by a non-negotiable, secured promissory note (the "Note") substantially in the form attached hereto as Exhibit A. Payments due under the Note, together with the Purchaser's obligations hereunder and the documents delivered herewith shall be secured by and subject to the terms and provisions of a security agreement (the "Security Agreement") substantially in the form attached hereto as Exhibit B. The parties agree and acknowledge that pursuant to the terms of the Security

Agreement, Purchaser will grant to Seller a first priority security interest in the Copytron Assets and Seller may file a UCC-1 financing statement with the appropriate county and state clerk's offices in connection with such Security Agreement.

                  (i) Disputes Regarding Calculations. In the event that the parties disagree with any calculation conducted pursuant to this Section 1.3, the parties shall use their best efforts for five (5) days to resolve such disagreement. In the event that the parties can not resolve such disagreement within the five-day period, then the matter shall be submitted to and resolved by an accountant (the "Accountant") mutually selected by the parties. Each party shall bear one-half of the costs and expenses of the Accountant.

         1.4. Instruments of Transfer and Conveyance. The sale, conveyance, transfer, assignment and delivery of the Copytron Assets shall be effected by delivery on the Closing by the Seller of such assignments, conveyances or other instruments of transfer and conveyance as the Purchaser shall reasonably deem necessary to vest in Purchaser good title to the Copytron Assets, free and clear of all Encumbrances, including, without limitation, a bill of sale ("Bill of Sale") substantially in the form attached hereto as Exhibit C.

         1.5. Closing. The closing ("Closing") of the transaction contemplated by this Agreement shall take place by facsimile, mail and/or wire transfer on August 2, 2000, or such other date as the parties may mutually agree upon ("Closing Date").

         1.6. Consulting Agreement. The Purchaser shall execute a consulting agreement with John Adams III ("Consultant") for a term of two (2) years, renewable at the sole option of Purchaser, substantially in the form attached hereto as Exhibit D.

         1.7. Sublease. Seller shall execute and deliver to Purchaser a sublease naming Purchaser as a subtenant of the premises currently occupied as a retail store by Seller in Chapel Hill, North Carolina for a period of four (4) months from the Closing, at the same monthly rental rate currently paid by Seller, substantially in the form attached hereto as Exhibit E.

2.       REPRESENTATIONS AND WARRANTIES BY THE SELLER

         The Seller (which, for the purposes of this Section 2, shall include, where applicable, any predecessor unincorporated entity or sole proprietorship which may have operated the Copytron business prior to incorporation of the Seller) represents and warrants as follows:

         2.1. Organization and Good Standing of Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is qualified and in good standing in any jurisdiction in which the Seller is required to be qualified and has all requisite power and authority to (a) own, lease, license, and use its properties and assets, and (b) transfer the Copytron Assets.

         2.2. Power and Authority to Enter into Agreement. The Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement and the other agreements contemplated herein to which the Seller is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

         2.3. Due Authorization. The execution, delivery and performance by the Seller of this Agreement and the other agreements contemplated herein to which the Seller is or will be a party, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary corporate action of the Seller.

         2.4. Due Execution; Enforceability. This Agreement has been, and the other agreements contemplated herein, will be, prior to the Closing, duly and validly executed and delivered by the Seller, and this Agreement is, and each of the agreements contemplated herein will be, valid and binding obligations of the Seller enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and general principles of equity.

         2.5. Non-Conflict. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment or compliance by Seller with the terms and conditions hereof do not and will not:
(i) violate any provisions of any judicial or administrative order, award, judgment or decree or any statute, rule or regulation applicable to Seller or the Copytron Assets; (ii) conflict with any terms, conditions, or provisions of Seller's Articles of Incorporation, By-Laws or any amendments thereto; (iii) conflict with or result in a breach of, constitute a default under, or result in the acceleration of any agreement, note, bond, mortgage, indenture or instrument by which the Copytron Assets are bound; (iv) require the consent or approval of any governmental authority in connection with the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby; or (v) except as set forth on Schedule 2.5, require the consent of any party to any lease, license, distribution, agency, consulting, employment, financing, lending, installment sale or conditional sale, security, pledge, guarantee, or other agreement, arrangement, or understanding relating to the business, or to which the Seller is a party, or to which any of Seller's properties or assets, including the Copytron Assets, are subject.

         2.6. Financial Statements. Attached hereto as Exhibit F are copies of the financial statements previously delivered by Seller to Purchaser (the "Financial Statements"). The Financial Statements are correct and complete and are consistent with the books and records of Seller and present fairly the financial position of Seller at the dates and for the periods stated in the Financial Statements.

         2.7. Absence of Undisclosed Liabilities; No Material Adverse Change. Except as to the extent reflected (i) in the Financial Statements, and (ii) on
Schedule 2.7, Seller had no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, or arising out of any transaction of the Seller entered into prior to the Closing or arising out of any state of facts existing prior to the Closing. Since June 1, 2000, there has been no material adverse change in the Seller's business or in the results of operations of the Seller's business and the Seller has conducted the business only in the ordinary course and in a manner consistent with prior business practices.

         2.8. Title to Properties. Seller is the sole owner of the Copytron Assets and has good and marketable title free and clear of Encumbrances of any kind.

         2.9. Contracts. The Seller has no presently existing material, written contracts, agreements, loan agreements or commitments of any kind or nature extending beyond the date of this Agreement, except as set forth on Schedule
2.9. The Seller has complied with all provisions of such contracts to which it is a party, directly or indirectly, and it is not in default under any of such contracts.

         2.10. Restrictive Documents. The Seller is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation or order, or any other restriction of any kind or character that: (a) would prevent consummation of the transactions contemplated by this Agreement or any other agreement contemplated herein or (b) does or would materially and adversely affect the value of the Copytron Assets.

         2.11. Claims; Litigation. There are no unresolved Claims (as defined herein) and to the best knowledge of Seller, there are no threatened Claims. Seller is not subject to any order entered in any lawsuit or proceeding which has or may have an adverse effect on: (a) the Copytron Assets or (b) the Seller's ability to consummate the transactions contemplated by this Agreement, or any other agreement contemplated herein. The term "Claim(s)" shall mean any assertions written or oral, disputed or undisputed, (i) that Seller has violated any law, regulation, or order in connection with the Copytron Assets; (ii) that Seller has failed to pay amounts due a claiming party or that Seller is otherwise in default of an obligation against such a claiming party in an amount in excess of $10,000 (except as set forth on Schedule 2.7); and (iii) in any action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding or investigation by or before any governmental or other instrumentality or agency, pending, against or affecting the Copytron Assets or the Seller.

         2.12. Warranties. There are no pending or, to the best knowledge of Seller, threatened warranty claims relating to products at any time sold or services at any time performed by the Seller relating to its business and the Seller does not know of any basis for such claim.

         2.13. Real Property. The Seller does not own, and has not owned, legal or beneficial title to, any real property. The Seller leases certain real property and copies of all such leases (including all amendments) have been provided to Purchaser.

         2.14. Employees; Collective Bargaining Agreements.

                  (a) Except as set forth on Schedule 2.14, all employees employed by Seller as of the date hereof and at any time in the past are or have been employees at will. Set

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forth in the attached Schedule 2.14 is an accurate and complete list, as of July
12, 2000, of the names of all employees employed by Seller at any time since January 1, 1999 together with the following information with respect to each such employee: (i) job title, (ii) date of hire, (iii) base compensation, (iv) additional compensation (or the terms thereof, if determined pursuant to a scale or formula), if any, (v) accrued vacation time from through the date hereof, if any, and (vi) to the Seller's knowledge, any other liability that Seller may have to any of such employees. To Seller's knowledge, Seller has no liability to any employee whose employment with the Seller was terminated.

                  (b) As of the date hereof and as of the Closing Date, Seller is not conveying to Purchaser as part of the transaction contemplated by this Agreement, any part of its business other than the Copytron Assets. Seller acknowledges that Purchaser is not hiring any employee of Seller, except as otherwise provided in this Agreement. Purchaser shall not be deemed to be a joint employer, single employer, co-employer or successor employer with Seller. Purchaser shall have no obligation to pay wages, severance pay, benefits (including, without limitation, contributions or payments on account of any under-funding with respect to any and all pension plans) or any other payment to the employees of Seller. Any and all notices required to be given to employees pursuant to the WARN Act or any other federal or state law shall be the sole obligation of Seller.

                  (c) For purposes of this Section, the following definitions shall apply: (i) "Seller" includes any entity which may be affiliated, consolidated or considered with the Seller under Section 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended (the "Code"), Title I or Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any predecessor thereto and any arrangement of any such entity which would be a Benefit Plan, as defined below, if such entity were the Seller, shall be considered a Benefit Plan, (ii) "Purchaser" includes any director, officer, employee, agent, affiliate or assignee of Purchaser, and (iii) "Benefit Plan" shall mean any employee plan, as defined in Section 3(3) of the ERISA, any plan, as defined in Section 4975(e)(1) of the Code, and any other plan, program, policy, practice, arrangement, contract or system (whether group or individual or whether mandated by any law or otherwise) that provides for payments, benefits or reimbursements to employees of Seller ("Employees"), former or retired Employees, or their beneficiaries or dependents by virtue of such Employee's employment by Seller.

                  (d) Not in limitation or qualification of the representation in subsection "(c)" above, Purchaser shall have no liability with respect to the Benefit Plans of Seller, if any, or with respect to Employees, former Employees, their dependents and beneficiaries for all claims, obligations and liabilities (including costs and expenses in connection therewith) relating to all Benefit Plans and all terms, conditions and circumstances (including termination of employment) of employment of Employees or former Employees. Without limitation to the above language, the provisions of this Agreement and any action taken with regard thereto is intended not to conform to, or in any way to invoke the operation of, the "sale and assets exception" contained in Section 4204 of ERISA, and Seller shall bear any withdrawal liability under Title IV of ERISA, which it may incur as a result of the transactions contemplated herein.

                  (e) The Seller has not been and is not currently a party to any collective bargaining agreement with respect to its business.

         2.15. Creditor List. The attached Schedule 2.15 is a true and complete list of all creditors of Seller, whether secured or unsecured, with addresses of the creditors and the amounts owing as of the date indicated.

         2.16. Shareholder and Officer List. The attached Schedule 2.16 is a true and complete list of all shareholders and officers of the Seller.

         2.17. Disclosure. Neither this Agreement, the Financial Statements nor any Schedule, Exhibit, agreement, certificate or other document attached hereto or thereto or delivered in accordance with the terms hereof or thereof contains any untrue statement of material fact or omits any statement of material fact necessary in order to make the statements contained herein or therein not misleading. To the best of Seller's knowledge, there is no fact that materially and adversely affects the value of the Copytron Assets which has not been set forth in this Agreement, the Financial Statements, any Schedule, Exhibit, agreement, certificate or other document attached hereto or thereto or delivered in accordance with the terms hereof or thereof or any document or statement in writing which has been supplied by or on behalf of the Seller in connection with the transactions contemplated by this Agreement.

         2.18. Compliance with Laws. Seller is not, nor is it suffering a condition to exist which is in contravention or violation of any applicable law, regulation or ordinance applicable to, or which is in contravention or violation of any order, injunction or decree of any court or other governmental or regulatory body relating to the Copytron Assets or its business, including but not limited to the applicable bulk sales laws, and Seller has not received any notice to the contrary from any person or agency.

         2.19. Permissions. To the best of Seller's knowledge, Seller has obtained all of the third party permissions necessary to publish the works and products sold in the course of the Seller's business prior to the Closing.
Schedule 2.19 sets forth all amounts remaining due and unpaid by Seller in connection with such permissions.

         2.20. Taxes. Seller has paid or made adequate provisions for the payment of all foreign, federal, state, municipal and local income, profits, franchise, sales, use, occupancy, property, and other taxes, fees, assessments, including interest and penalties or other payments, income, profits, and gross receipts taxes required to be paid, accrued or reserved against it or with respect to the Copytron Assets, and Seller has duly filed all tax reports and returns required in connection therewith to be filed. There are no outstanding tax liens or assessments of any nature against Seller and Seller is not liable for any tax deficiencies of any predecessor corporations, affiliates or foreign operations in any way affiliated with the Seller.

3.       REPRESENTATIONS AND WARRANTIES BY PURCHASER.

         3.1. Organization of Good Standing of Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is qualified and in good standing in any jurisdiction in which the

Purchaser is required to be qualified and has all requisite power and authority to (a) own, lease, license, and use its properties and assets, and (b) purchase the Copytron Assets.

         3.2. Power and Authority to Enter into Agreement. Purchaser has all requisite power and authority to execute, deliver, and perform this Agreement and the other agreements contemplated herein to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

         3.3. Due Authorization. The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated herein to which it is or will be a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary corporate action of Purchaser.

         3.4. Due Execution; Enforceability. This Agreement has been, and the other agreements contemplated herein will be, prior to Closing, duly and validly executed and delivered by Purchaser, and this Agreement is, and each of the agreements contemplated herein will be, valid and binding obligations of Purchaser enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and general principles of equity.

         3.5. Non-Conflict. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment or compliance by Purchaser with the terms and conditions hereof do not and will not: (i) violate any provisions of any judicial or administrative order, award, judgment or decree or any statute, rule or regulation applicable to Purchaser;
(ii) conflict with any terms, conditions, or provisions of Purchaser's Certificate of Incorporation, By-Laws or any amendments thereto; (iii) conflict with or result in a breach of, constitute a default under, or result in the acceleration of any agreement, note, bond, mortgage, indenture or instrument by which Purchaser is bound; (iv) require the consent or approval of any governmental authority in connection with the execution and delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby; or (v) require the consent of any party to any lease, license, distribution, agency, consulting, employment, financing, lending, installment sale or conditional sale, security, pledge, guarantee, or other agreement, arrangement, or understanding relating to the business of, or to which the Purchaser is a party. Purchaser is not, nor is it suffering a condition to exist which is in contravention or violation of any applicable law, regulation or ordinance applicable to, or which is in contravention or violation of any order, injunction or decree of any court or other governmental or regulatory body relating to its business, and Purchaser has not received any notice to the contrary from any person or agency.

         3.6. Hiring of Employees. The Purchaser agrees to retain at least one
(1) commercial salesperson, one (1) course pack salesperson, one (1) rights and permissions analyst and one (1) customer service representative in connection with the Copytron Assets, until all payments pursuant to this Agreement are complete; provided, however, that the Purchaser is not required to retain any current employees or consultants of Seller (except as otherwise provided herein) to satisfy its obligations under this Section 3.6.

         3.7. Restrictive Documents. The Purchaser is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation or order, or any other restriction of any kind or character that would prevent consummation of the transactions contemplated by this Agreement or any other agreement contemplated herein.

         3.8. Litigation. There are no unresolved Claims Against Purchaser and to the best knowledge of Purchaser, there are no threatened Claims Against Purchaser. Purchaser is not subject to any order entered in any lawsuit or proceeding which has or may have an adverse effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement, or any other agreement contemplated herein. The term "Claims Against Purchaser" shall mean any assertions written or oral, disputed or undisputed, (i) that Purchaser has failed to pay amounts due a claiming party or that Purchaser is otherwise in default of an obligation against such a claiming party in an amount in excess of $10,000; and (ii) in any action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding or investigation by or before any governmental or other instrumentality or agency, pending, against or affecting the Purchaser.

         3.9. Warranties. There are no pending or, to the best knowledge of Purchaser, threatened warranty claims relating to products at any time sold or services at any time performed by the Purchaser relating to its business and the Purchaser does not know of any basis for such claim.

         3.10. Disclosure. Neither this Agreement, nor any Schedule, Exhibit, agreement, certificate or other document attached hereto or thereto or delivered in accordance with the terms hereof or thereof contains any untrue statement of material fact or omits any statement of material fact necessary in order to make the statements contained herein or therein not misleading.

         3.11. Taxes. There are no outstanding tax liens or assessments of any nature against Purchaser and Purchaser is not liable for any tax deficiencies of any predecessor corporations, affiliates or foreign operations in any way affiliated with the Purchaser.

         3.12. Nature of Common Stock. All of the shares of Common Stock issued to Seller (or to the former shareholders of Seller if Seller is dissolved), when issued, will be duly authorized and validly issued, fully paid and non-assessable and, assuming the accuracy of the representations and warranties set forth in Section 7.1 and Section 7.2, will be issued in compliance with all applicable federal and state securities laws. The Purchaser has reserved a sufficient number of shares of its Common Stock to satisfy its obligations pursuant to this Agreement. All of the shares of Common Stock issued to Seller (or the former shareholders of Seller if Seller is dissolved), when issued, will be free of any Encumbrances.

         3.13. Securities Filings. None of the filings submitted by Purchaser with the Securities and Exchange Commission contain any untrue statements of material fact or omit a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

4.       COVENANTS OF SELLER

         Seller covenants and agrees as follows:

         4.1. Confidentiality. Seller shall not disclose to any third party the existence of this Agreement, the transaction contemplated by this Agreement, or any termination of negotiations relating to the transaction contemplated hereby, either by oral or written disclosure, without the prior written consent of the Purchaser unless such disclosure is required to be made under applicable law and excluding disclosure to the Seller's and Purchaser's accountants, attorneys, consultants and parties whose consent to the transaction is required.

         4.2. Release of Liens, Judgements and Liabilities. At or prior to Closing, Seller shall have obtained from any creditor who has a lien on any of the Copytron Assets or a judgement against the Seller, a release of such lien or judgement and, if necessary to effectuate such release, a termination statement or similar document in form suitable for filing with the official filing office where such statement is required to be filed.

         4.3. Restrictive Covenant. Seller, Consultant, Michael R. Graney ("M. Graney"), Patrick C. Graney III ("P. Graney") and Robert P. Holding ("Holding") (each of Seller, Consultant, M.Graney, P. Graney and Holding are individually a "Restricted Party," and are collectively referred to as the "Restricted Parties") each acknowledge that (i) the securities of Purchaser are listed on the American Stock Exchange and are publicly traded and (ii) certain information furnished by Purchaser in connection with the transactions contemplated by this Agreement is of a confidential nature and may constitute inside information. Accordingly, the Restricted Parties are prohibited from, and each agrees that it shall not purchase or sell any securities of Purchaser (except for the Common Stock issued to Seller pursuant to the terms of this Agreement), either directly or indirectly, for the twelve (12) month period commencing as of the date of this Agreement.

         4.4. Payments to Creditors. Seller will use its best efforts to pay all of Seller's creditors or negotiate extended payment terms with its creditors within ninety (90) days of the Closing Date; provided however that any and all such extended payment terms shall be satisfied by Seller within one (1) year and thirty (30) days of the Closing Date.

         Seller shall deliver to the Purchaser evidence of Seller's payments to its creditors, in a form reasonably acceptable to Purchaser, including but not limited to a copy of checks delivered to Seller's creditors together with any transmittal letter in connection therewith, within five (5) days of making such payments.

         In the event that the cash payments due under Section 1.3(a) are insufficient to pay all amounts due to Seller's creditors, Seller shall be solely responsible for payment of any amounts remaining due to such creditors.

         4.5. Escrow. The parties agree and acknowledge that Sixty Eight Thousand Eighty-Five (68,085) shares of the common stock of Purchaser to be issued to Seller pursuant to Section 1.3(b) shall be delivered to Poyner & Spruill LLP ("P&S") as escrow agent, to be held pursuant to the escrow agreement dated as of the Closing Date among Purchaser, Seller and P&S. The common stock deposited pursuant to this Section
4.5 shall constitute the Escrow Fund and such deposit will be governed by the terms set forth in the Escrow Agreement attached hereto as Exhibit G.

         4.6. Rights and Remedies Upon Breach. Should any of the Restricted Parties breach or threaten to commit a breach of any of the provisions of
Article 4 (the "Restrictive Covenants"), Purchaser shall have the following rights and remedies (upon compliance with any necessary prerequisites imposed by law for the availability of such remedies), each of the rights and remedies being independent of the other and jointly and severally enforceable, and all of the rights and remedies being in addition to, and not in lieu of, any other rights and remedies available to Purchaser under law or in equity:

                  (a) The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to have restraining orders and injunctions (preliminary, mandatory, temporary and permanent) entered against the Restricted Parties preventing violations of such covenants, threatened or actual, and whether or not then continuing, it being acknowledged and agreed that any such breach will cause irreparable injury to Purchaser and that money damages will not provide an adequate remedy to Purchaser;

                  (b) The right and remedy to require the Restricted Parties to account for and pay over to Purchaser all compensation, profits, monies, accruals, increments or other benefits derived or received by them primarily as the result of any transactions constituting a breach of the Restrictive Covenants. The Restricted Parties shall promptly account for and pay over such sums to Purchaser.

5.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         All obligations of Purchaser under this Agreement are subject to the following conditions any or all of which may be waived in writing by Purchaser at or prior to the Closing:

         5.1. Representations and Warranties True at Closing. All representations and warranties of Seller contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by Seller and regardless of the knowledge or lack thereof on the part of Seller or changes beyond their control; as of the Closing, Seller shall have performed and complied with all conditions required to be performed and complied with by them at or before such time by this Agreement.

         5.2. Opinion of Counsel. Seller shall deliver to Purchaser on the Closing Date an opinion of Seller's counsel dated as of the Closing Date, in form and substance satisfactory to counsel for Purchaser, substantially to the effect that:

                  (a) The Seller is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation; and

                  (b) The provisions of the North Carolina Uniform Commercial Code- Bulk Transfers law (N.C. Gen. Stat. Sec. 25-6-101 et. seq.) are not applicable to the transfer of the Copytron Assets.

         5.3. Transfer Documents and Other Closing Documents. The Seller shall have delivered to the Purchaser at or prior to the Closing, the Bill of Sale, and such other documents as the Purchaser may reasonably request in order to enable the parties to effect legal transfer of the Copytron Assets, to enable Purchaser to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

         5.4. Legal Action. There shall not have been instituted or threatened any legal proceeding (i) relating to, or seeking to prohibit, delay or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain damages with respect thereto or (ii) that, if successful, could diminish the value of the Copytron Assets to Purchaser.

         5.5. Completion of Due Diligence. Purchaser shall have satisfactorily completed, as determined in its sole discretion, its due diligence review of the Seller's business. Seller expressly acknowledges and agree that Purchaser, as a result of such investigation and examination, may determine at any time not to proceed further with the transaction contemplated hereby and that Purchaser may make such determination in its sole discretion and without incurring any liability to Seller as a result. If Purchaser determines at any time not to proceed, it shall so notify Seller in writing, and thereupon all obligations of the parties under this letter shall terminate and be of no further force and effect other than the obligations set forth in Section 4.3.

         5.6. Consulting Agreement. John Adams III shall have entered into a consulting agreement with Purchaser in the form attached as Exhibit D.

         5.7. Material Adverse Affect. Since June 1, 2000, there shall have been no event or development or series of events or developments which individually or in the aggregate could be expected reasonably by Purchaser to have a material adverse affect on the value or utility of the Copytron Assets for Purchaser's purposes.

         5.8. Sublease. Seller shall execute and deliver to Purchaser a sublease naming Purchaser as a subtenant of the premises currently occupied as a retail store by Seller in Chapel Hill, North Carolina, at the same monthly rental rate currently paid by Seller, substantially in the form attached hereto as Exhibit E.

6.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.

         6.1. Representations and Warranties True at Closing. All representations and warranties of Purchaser contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by Purchaser and regardless of the knowledge or lack thereof on the part of Purchaser or changes beyond its control; as of the Closing, Purchaser shall have performed and complied with all conditions required to be performed and complied with by it at or before such time by this Agreement.

         6.2. Consulting Agreement. Purchaser shall have entered into a consulting agreement with John Adams III in the form attached as Exhibit D.

         6.3. Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit, delay or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain damages with respect thereto.

         6.4. Material Adverse Affect. Since June 1, 2000, there shall have been no event or development or series of events or developments which individually or in the aggregate could be expected reasonably by Seller to have a material adverse affect on the Purchaser's ability to consummate the transactions contemplated by this Agreement or to fulfill its obligations hereunder.

         6.5. Secured Promissory Note. Purchaser shall have executed and delivered a secured promissory note and a security agreement in the forms attached as Exhibit A and Exhibit B, respectively, together with UCC financing statements in a form reasonably acceptable to Seller.

         6.6. Sublease. Purchase shall have entered into a sublease agreement with Seller in the form attached hereto as Exhibit E.

         6.7. Payment of Purchase Price. Purchase shall have paid to Seller the portion of the Purchase Price set forth in Section 1.3(a)(i) and 1.3(b).

7.       REPRESENTATIONS AND WARRANTIES OF RESTRICTED PARTIES

         Each of the Restricted Parties hereby represents and warrants to the Purchaser as follows:

         7.1. Access; Sophistication. Each Restricted Party has had an opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement, and has had full access to such other information concerning the Purchaser (including each of the Purchasers' quarterly reports filed with the Securities and Exchange Commission to date) and the transactions contemplated herein as such Restricted Party has requested. Each Restricted Party is an "accredited investor," as such term is defined in Rule 501 promulgated under the Act. Each Restricted Party and such Restricted Party's respective agents and representatives have such knowledge and experience in financial and business matters as to enable them to utilize the information made available to them in connection with the transactions contemplated hereby to evaluate the merits and risks associated with their receipt of the Common Stock pursuant to the terms of this Agreement and to make an informed decision with respect thereto, and such an evaluation and informed decision has been made.

         7.2. Investment Representation. Each Restricted Party is acquiring the Common Stock to be received pursuant to this Agreement for such Restricted Party's own account for investment only and not with a view to making a distribution thereof within the meaning of the Act. Each Restricted Party agrees not to sell or transfer such Common Stock, except in accordance with the legend set forth in Section 1.3(g) hereof. Each Restricted Party is aware that such Common Stock has not been registered under the Act or any state or other jurisdiction's securities laws, and that such Common Stock must be held indefinitely unless subsequently registered or an exemption from such registration is available. Each Restricted Party acknowledges that investment in the Common Stock received pursuant to this Agreement involves substantial risks, including the risk of total loss of such Restricted Buyer's investment in such Common Stock. Each Restricted Party represents that such Restricted Party (i) is able to hold the Common Stock for an indefinite period of time; (ii) has adequate means, other than the Common Stock, of providing for such Restricted Party's current and foreseeable needs; (iii) has no foreseeable need to sell or otherwise dispose of any of the Common Stock and (iv) has sufficient net worth to sustain a loss of such Restricted party's entire investment in the Common Stock in the event that such loss should occur.

8.       INDEMNIFICATION .

         8.1. Indemnification by Seller. Seller (or the former shareholders of Seller if Seller dissolves) shall indemnify, defend and hold harmless Purchaser, and Purchaser's respective officers, directors, employees, counsel, accountants and agents, against and in respect of any and all claims, as and when incurred, arising out of or based upon: (i) any breach of any representation, warranty, covenant, or agreement of the Seller and Restricted Parties contained in this Agreement (including the Exhibits and Schedules attached hereto), or any certificates delivered pursuant to this Agreement, and (ii) any claims by creditors of Seller which may be made against the Copytron Assets transferred to Purchaser hereby on account of transactions occurring prior to the Closing; provided however that the aggregate amount of the liability of Seller (or the former stockholders of Seller if Seller is dissolved) shall be limited to the extent of the Purchase Price actually received by the Seller (or the former such stockholders of Seller if Seller is dissolved).

         8.2. Indemnification by Purchaser. Purchaser agrees to indemnify, defend and hold harmless Seller and Seller's respective officers, directors, employees, counsel, accountants and agents, against and in respect of any and all claims, as and when incurred, arising out of or based upon any breach of any representation, warranty or covenant of Purchaser contained in this Agreement (including the Exhibits and Schedules attached hereto), or any certificates delivered pursuant to this Agreement.

         8.3. Notice and Opportunity to Defend. Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstance which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability"), the Indemnitee shall give notice thereof (the "Claims Notice") to the other party obligated to provide indemnification pursuant to

Section 8.1 or 8.2 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the losses, liabilities, damages, deficiencies, costs or expenses that have been or may be suffered by the Indemnitee.

         The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability; provided, however, that if the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days after receipt of the Claims Notice (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. The Indemnifying Party may settle or compromise any claim without the consent of the Indemnitee only if, as part of such settlement, the Indemnitee shall receive a full and unconditional release reasonably satisfactory to the Indemnitee from the Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense, and shall cooperate with the Indemnifying Party in the defense, compromise and settlement of the Asserted Liability; provided however that the Indemnitee may retain its own counsel, at its own expense, in the defense of the Asserted Liability.

         8.4. Duration. The indemnification set forth in this Article 8 shall apply for a period of three (3) years from the Closing Date.

9.       REGISTRATION RIGHTS.

         9.1. Company Registration. If (but without any obligation to do so) the Purchaser proposes to register (including for this purpose a registration effected by the Purchaser for stockholders other than the Restricted Parties) any of its stock or other securities under the Act (other than a registration relating solely to the sale of securities to participants in a Purchaser stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Common Stock, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Purchaser shall, at such time, promptly give each Restricted Party written notice of such registration. Upon the written request of each Restricted Party (the "Registration Notice") given within twenty (20) days after mailing of such notice by the Purchaser in accordance with Section 10.4, the Purchaser shall, subject to the provisions of Section 9.3, use all reasonable efforts to cause to be registered under the Act all of the Common Stock issued to such Restricted Party under the terms of this Agreement as of the date of the Registration Notice that each such Restricted Party has requested to be registered. If a Restricted Party decides not to include all of such Common Stock in such registration by the Purchaser, such Restricted Party shall nevertheless continue to have the right to include such Common Stock in any subsequent registration statement as may be filed by the Purchaser (other than a registration relating solely to the sale of securities to participants in a Purchaser stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Common Stock, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered) upon the terms and conditions set forth in this Article 9. Notwithstanding anything to the contrary contained herein, the Restricted Parties may not include any of the shares of Common Stock issued pursuant to this Agreement in any registration until on or after October 1, 2000.

         9.2. Right to Terminate Registration. The Purchaser shall have the right to terminate or withdraw any registration initiated by it under Section
9.1 prior to the effectiveness of such registration whether or not any Restricted Party has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Purchaser.

         9.3. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Purchaser's capital stock, the Purchaser shall not be required under this Article 9 to include any of the Restricted Parties' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Purchaser and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Purchaser, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Purchaser. If the total amount of securities, including the Common Stock issued pursuant to this Agreement, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Purchaser that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Purchaser shall be required to include in the offering only that number of such securities, including the Common Stock issued pursuant to this Agreement, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Restricted Parties according to the total amount of securities entitled to be included therein owned by each selling Restricted Party or in such other proportions as shall mutually be agreed to by such selling Restricted Parties).

10.      MISCELLANEOUS.

         10.1. Further Documents; Cooperation. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purpose of this Agreement. In addition, each party shall use its respective best efforts and shall cooperate with the other party to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to effect the transactions contemplated hereby, and each party shall otherwise use its respective best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof and to cause all conditions contained in this Agreement to be satisfied. Each party further agrees to deliver to the other party prompt written notice of any event or condition known to such party, which if it existed on the date of this Agreement, would result in any of the representations and warranties of such party contained herein being untrue in any respect. Following the Closing, Seller from time to time shall execute, acknowledge and deliver such other documents, certifications and other assurances as Purchaser may request with respect to the assignment, transfer and delivery of the Copytron Assets in order to consummate in full the transactions provided for herein. The provisions of this Section shall survive Closing.

         10.2. Choice of Law. This Agreement and the provisions hereof shall be construed in accordance with the laws of the State of New York without giving effect to such state's rules governing the conflicts of laws, except for laws relating specifically to bulk sales which shall be governed solely by the laws of the State of North Carolina.

         10.3. Merger; Modification. This Agreement, and the Schedules and Exhibits attached hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements concerning such subject matter, and may be modified only by a written instrument duly executed by each party to be charged.

         10.4. Notices. All notices and other communications given pursuant to the provisions of this Agreement shall be in writing and shall be given: (i) by mailing the same by certified mail or registered mail, return receipt requested, postage prepaid, or (ii) by reputable overnight courier providing for receipted delivery with instructions for next business day delivery. Except as may be expressly otherwise provided in this Agreement, any such notice or other communication given by mail shall be deemed to have been given and received on the delivery date endorsed by the Postal Service on the return receipt, except that any notice which is correctly addressed but which is returned by the Postal Service as undeliverable shall be deemed to have been received on the earliest date on which the Postal Service attempted delivery as indicated by Postal Service endorsement on the return receipt form and any such notice or other communication given by overnight courier as aforesaid shall be deemed given when received or when receipt is refused. If sent to Purchaser, the same shall be sent to the address set forth in the preamble of this Agreement or such other address as the party shall have furnished in writing in accordance with the provisions of this Section, with a copy given in the same manner to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019-4315,
Attention: Willie E. Dennis, Esq. If sent to Seller, the same shall be sent to the address sent forth in the preamble of this Agreement or such other address as the party shall have furnished in writing in accordance with the provisions of this Section, with a copy given in the same manner to Poyner & Spruill L.L.P., 3600 Glenwood Avenue, Raleigh, North Carolina 27612, Attention: James M. O'Brien III. Either party, by written notice to the other, may designate other (and additional) addresses to which notices for the designating party shall be sent.

         10.5. Waiver. Any waiver by any party of a breach of any terms of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         10.6. Brokerage. Seller and Purchaser represent and warrant that all negotiations relative to this Agreement have been carried on by them directly with each other, without the intervention of any person, and each will indemnify the other and hold harmless against and in respect of any claim for brokerage or other commission relative to this Agreement, or to the transaction contemplated hereby. This Section shall survive Closing and termination of this Agreement.

         10.7. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchaser and its successors and assigns, the Seller and its successors and assigns.

         10.8. No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement; provided however, that in the event of the dissolution of Seller, the former shareholders of Seller may enforce the terms of this Agreement.

         10.9. Severability. If any provision of this Agreement is declared invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         10.10. Dissolution of Seller. Seller shall provide Purchaser with no less than ten (10) days prior written notice of its intention to dissolve.

         10.11. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         10.12. Survival. The parties hereto agree that the representations and warranties, covenants and obligations contained in this Agreement, including but not limited to those obligations provided in Section 8, shall survive for a period of three years after the Closing Date.

         10.13. Counterparts. This Agreement may be executed in any number of counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.



                                 booktech.com, inc.

                                 By: /s/ Ted Bernhardt
                                    --------------------------------------------
                                    Name:  Ted Bernhardt
                                    Title: Chief Financial Officer


                                 COPYTRON, INC.

                                 By: /s/ John F. Adams, III
                                    --------------------------------------------
                                    Name:  John F. Adams, III
                                    Title: Managing Director


With respect to Section 4.3, 5.6, 7.1,
7.2, and 8.1

/s/ John F. Adams, III
--------------------------------------
John F. Adams, III


With respect to Sections 4.3, 7.1, 7.2
and 8.1

/s/ Michael R. Graney
--------------------------------------
Michael R. Graney

/s/ Patrick C. Graney III
--------------------------------------
Patrick C. Graney III

/s/ Robert P. Holding
--------------------------------------
Robert P. Holding